Jackson National Life Insurance Company of New York
2900 Westchester Avenue, Purchase, NY 10577

Application for
Fixed and Variable Annuity
USE DARK INK ONLY

The Owner
Name
Date of Birth     Relationship
Social Security Number/Federal I.D.
Address (Number and Street)
City     State    ZIP
Phone
Are you a U.S. citizen?
n  Yes      n  No

Joint Owner
Name
Date of Birth     Relationship
Social Security Number/Federal I.D.
Are you a U.S. citizen?
n  Yes      n  No

Annuitant (If other than Proposed Owner)
Name (Print as desired in policy)
Social Security Number/Federal I.D.
Date of Birth     Age      Sex
Address (Number and Street)
City     State    ZIP
Phone
Policy Number (Home Office Use Only)
Are you a U.S. citizen?
n  Yes      n  No

Joint Annuitant (optional)
Name
Social Security Number/Federal I.D.
Date of Birth     Relationship
Are you a U.S. citizen?
n  Yes      n  No

The Beneficiary
(PRIMARY) NAME
Date of Birth     Relationship
CONTINGENT NAME
Date of Birth     Relationship


Premium Allocation (Whole percentages--
must total 100%)
JNL(R)Aggressive Growth                                       %
JNL Capital Growth                                            %
JNL Global Equities                                           %
JNL/Alger Growth                                              %
JNL/Eagle Core Equity                                         %
JNL/Eagle Small Cap Equity                                    %
JNL/Putnam Growth                                             %
JNL/Putnam Value Equity                                       %
JNL/S&P Conservative Growth                                   %
JNL/S&P Moderate Growth                                       %
JNL/S&P Aggressive Growth                                     %
JNL/S&P Very Aggressive Growth                                %
JNL/S&P Equity Growth                                         %
JNL/S&P Equity Aggressive Growth                              %
PPM America/JNL Balanced                                      %
PPM America/JNL High Yield Bond                               %
PPM America/JNL Money Market                                  %
Salomon Brothers/JNL Global Bond                              %
Salomon Brothers/JNL U.S. Government & Quality Bond           %
T. Rowe Price/JNL Established Growth                          %
T. Rowe Price/JNL International Equity Investment             %
T. Rowe Price/JNL Mid-Cap Growth                              %

Guaranteed  Options 1 year  _______%  5 year  _______%  3 year  _______%
7 year _______%

Premium Payment
Initial premium with application    $
IRC 1035 Exchange?         n  Yes    n No
Will this annuity replace any existing life insurance or annuity?
n  Yes    n No      Details:
Company
Policy No.
Have you completed a State Replacement form (where required)?
n  Enclosed    n Not required

Annuity Type
         Plan Type Type of Transfer n Non-tax Qualified n IRC 1035 Exchange n IRA - Individual Contribution year ____ n Direct Transfer n IRA - Spousal Contribution year ____ n Direct Rollover n IRA - Custodial Contribution year ____ n Non-direct Rollover n IRA - SEP Contribution year ____ n Trustee to Trustee n IRA - Roth Contribution year ____ Transfer n 403(b) n 401(k) Qualified
Savings       Plan      n      HR-10       (KEOGH)       Plans      n      Other
____________________________________________

Dollar-Cost Averaging  (Minimum $15,000)
I authorize the Company to transfer the following amount as indicated below (min. $100). Transfers are available from all variable accounts and the one-year guaranteed account. (Check transfer frequency.)
         n Monthly         n Quarterly      n Semiannually    n Annually
Please make the first transfer on ____/____/19____ (m/d/y)
         Source Fund       Destination Fund Amount
(One source fund only)
                                    $
                                    $
                                    $
                                    $
                                    $

Systematic Withdrawal Program
By checking "yes" below, I hereby elect to participate in the Systematic Withdrawal Program. In so doing, I authorize the Company to forward the appropriate administrative form for my review and signature. I understand that this request is subject to the terms of the contract, and receipt of a properly executed form.

n Yes             n No

Pre-authorized Check
(attach voided check)
I authorize JNL/NY to withdraw $  _________________________  starting __________
(month), 19 ______ from my checking account for future premiums to the Contract with the following frequency: n Monthly n 5th or n 20th n Quarterly (20th of January, April, July and October)

Rebalancing
Rebalancing to begin on____/____/____ (date).
Rebalancing should occur:
n Monthly         n Quarterly
n Semiannually    n Annually

IMPORTANT: MAKE ALL CHECKS PAYABLE ONLY TO JACKSON NATIONAL LIFE INSURANCE COMPANY OF NEW YORK

1. I hereby represent to the best of my knowledge and belief that each of the statements and answers contained above are full, complete and true.
2. The Social Security or taxpayer identification number shown above is certified to be correct.
3. I understand that annuity premiums, benefits, and surrender values, if any, when based on the investment experience of a separate account of JNL/NY, are variable and may be increased or decreased, and the dollar amounts are not guaranteed.
4. I have been given a current Prospectus for this variable annuity and for each Series listed above.
5. The Contract I (we) have applied for is suitable for my (our) insurance investment objective, financial situation and needs.
6. I understand that amounts payable from the Guaranteed Account Option under this Contract are subject to an interest rate adjustment if withdrawn or transferred prior to the end of the applicable guaranteed period.

Dated and signed
at ________________________________________
         City     State

on ___________________________ 19 ________

Signature of Annuitant
Signature of Owner if other than Annuitant  Title
Joint Owner or Joint Annuitant


Registered Representative Statement
Agent statement: To the best of my knowledge and belief, this application n will n will not replace any life insurance or annuities. I have complied with requirements for disclosure and/or replacement as necessary. I certify that I am authorized and qualified to discuss the Contract.

Agent/Representative's Full Name (Please Print)   JNL/NY Agent Number  Phone No.
Address           City     State
Signature of Agent/Representative           Date
Broker/Dealer Name and No. Agent Number

Agent/Representative's Full Name (Please Print)   JNL/NY Agent Number  Phone No.
Address           City     State
Signature of Agent/Representative           Date
Broker/Dealer Name and No. Agent Number

V2555 11/95       V2555A 11/95

For application questions or assistance, please call 800/599-5651
(7:00 a.m. to 6:00 p.m. MT).

Jackson National Life
Insurance Company of New York
Insuring your financial future.(R)
Home Office: Purchase, New York

1/800/599-5651